SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2006
JEFFERSONVILLE BANCORP
(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 398, Jeffersonville, New York 12748
(Address of principal executive offices)
Registrant’s telephone number, including area code: (845) 482-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On November 28, 2006, Jeffersonville Bancorp’s principal subsidiary, The First National Bank of Jeffersonville (the “Bank”), entered into a formal written agreement with its primary Federal banking regulator, The Comptroller of the Currency. The agreement provides for a comprehensive action plan designed to enhance Board and management supervision of the Bank, credit risk management and regulatory compliance, including compliance with the Bank Secrecy Act and related anti-money laundering laws. A copy of the agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the agreement is qualified in its entirety by reference to the text of the agreement.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Description

99.1	Written agreement between The First National Bank of Jeffersonville and the Office of the Comptroller of the Currency dated November 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP
(Registrant)

/s/ Raymond Walter
Raymond Walter
President and Chief Executive Officer
Date: November 28, 2006

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Written agreement between The First National Bank of Jeffersonville and the Office of the Comptroller of the Currency dated November 28, 2006.